Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-97900, 333-20191, 333-51143, 333-46588, 333-81242, and 333-119329 on Form S-8 of our reports relating to the financial statements of Washington Federal, Inc. and management’s report on the effectiveness of internal control over financial reporting dated November 21, 2006, appearing in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP

Seattle, Washington

November 21, 2006